American Century Investments
4500 Main Street
Kansas City, MO, 64111

November 29, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE: 	Amended Form N-SAR on behalf of American
Century Government Income Trust  CIK#: 0000773674

Ladies and Gentlemen:

We are filing today through the EDGAR system an amended report on Form N-SAR (the "Amendment") on behalf of American Century Government Income Trust (the
"Issuer") for the period ending September 30, 2017. The
Amendment is being filed to include an amended attachment for item 77O0.

Any comments or questions on this filing should be directed to the undersigned at (816) 340-3319.


Very truly yours,

/s/ Amy Bitter

 Amy Bitter

Director, Financial Reporting & Tax